                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       Circus Circus Enterprises, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       Circus Circus Enterprises, Inc.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                        CIRCUS CIRCUS ENTERPRISES, INC.
                         2880 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 1994

                               ----------------

To the Stockholders of
 Circus Circus Enterprises, Inc.

  Notice is hereby given that the Annual Meeting of Stockholders of Circus Circus Enterprises, Inc. (the "Company"), a Nevada corporation, will be held at 10:00 A.M., PDT, on Tuesday, June 21, 1994, in the Banquet Room at Excalibur Hotel and Casino, 3850 Las Vegas Boulevard South, Las Vegas, Nevada, for the following purposes:

    1. To elect three Class III directors, each to serve until the Annual Meeting of Stockholders in 1997 and until his successor is elected and qualified;

    2. To ratify the appointment by the Board of Directors of Arthur Andersen & Co. as independent auditors of the Company to examine and report on its financial statements for the fiscal year ending January 31, 1995; and

    3. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

  Only stockholders of record at the close of business on April 25, 1994 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

  Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The giving of such proxy will not affect your right to vote in person should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope which requires no postage if mailed within the United States.

                                        By Order of the Board of Directors,

                                        /s/ William G. Bennett
                                        William G. Bennett
                                        Chairman of the Board

Las Vegas, Nevada
May 2, 1994

                        CIRCUS CIRCUS ENTERPRISES, INC.
                         2880 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                               ----------------
                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 21, 1994

  This Proxy Statement is furnished to stockholders of Circus Circus Enterprises, Inc. (the "Company"), a Nevada corporation, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held in the Banquet Room at Excalibur Hotel and Casino, 3850 Las Vegas Boulevard South, Las Vegas, Nevada, on Tuesday, June 21, 1994, and at any and all adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding Notice of Annual Meeting and more fully discussed below.

  This Proxy Statement and the accompanying form of proxy were first mailed to stockholders of the Company entitled to notice of, and to vote at, the meeting on or about May 2, 1994.

QUORUM AND VOTING

  The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (i.e., shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will be treated as not voted for purposes of determining the decision of stockholders with respect to such matter. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the three nominees named therein in the absence of instructions to the contrary. Ratification of the appointment of Arthur Andersen & Co. to examine and report on the Company's financial statements for the fiscal year ending January 31, 1995 requires the affirmative vote of a majority of the shares present or represented at the meeting, assuming that a quorum (determined in the manner described above) is present or represented at the meeting. With respect to such matter, an abstention or broker non-vote will have the same effect as a vote cast against the matter.

  Proxies in the accompanying form which are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THE PROXY AND IN FAVOR OF PROPOSAL 2. No matter is expected to be considered at the meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters. The presence at the meeting of a stockholder will not revoke his proxy. However, a proxy may be revoked at any time before it is voted by written notice to the Company, addressed to Mike Sloan, Secretary, at the principal offices of the Company or by giving written notice to the

Company at the meeting; however, a revocation shall not be effective until such notice has been received by the Company and a revocation shall not affect a vote on any matter cast prior to such receipt.

RECORD DATE AND SHARES OUTSTANDING

  The close of business on April 25, 1994 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting. The stock transfer books will not be closed. At the close of business on the record date, there were issued and outstanding 85,686,829 shares of the Company's Common Stock. At the meeting, each stockholder entitled to vote at the meeting will be entitled to cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of April 25, 1994 regarding each person known to the Company to beneficially own more than five percent of its Common Stock.

                                                                     APPROXIMATE
                                                   NUMBER OF SHARES  PERCENTAGE
                NAME AND ADDRESS                  BENEFICIALLY OWNED  OF CLASS
                ----------------                  ------------------ -----------
William G. Bennett...............................     6,355,000(1)       7.4%
2880 Las Vegas Blvd. South
Las Vegas, Nevada 89109
Provident Investment Counsel.....................     4,468,136          5.2%
300 North Lake Avenue
Pasadena, California 91101-4022
Janus Capital Corporation........................     4,368,164          5.1%
100 Fillmore Street, Suite 300
Denver, Colorado 80206

- --------
(1) All of these shares are held by Mr. Bennett and his wife under a community property trust pursuant to which he has sole voting and investment power.

  On the record date, Cede & Co., the nominee of The Depository Trust Company, held of record 76,677,603 shares of the Company's Common Stock (approximately 89% of the Company's outstanding Common Stock), all of which were held for the accounts of member firms of the New York Stock Exchange and various institutions participating in the facilities of The Depository Trust Company. Based on information available to the Company at April 25, 1994, except as otherwise reflected in the preceding table, no firm held as much as five percent of the Company's outstanding Common Stock for its own account as of such date.

MANAGEMENT

  The following table sets forth information as of April 25, 1994 with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table appearing on page 8 and all directors and executive officers of the Company as a group.

                                                                     APPROXIMATE
                                                   NUMBER OF SHARES  PERCENTAGE
   NAME                                           BENEFICIALLY OWNED  OF CLASS
   ----                                           ------------------ -----------
William G. Bennett...............................     6,355,000(1)       7.4%
William N. Pennington............................     1,400,000(2)       1.6%
Tony Coelho......................................         3,750(3)        (4)
James Cashman, III...............................        15,750(5)        (4)
Clyde T. Turner..................................       333,600(6)        (4)
Carl F. Dodge....................................        26,400(7)        (4)
Fred W. Smith....................................        29,750(8)        (4)
Arthur M. Smith..................................        59,850(9)        (4)
Kurt D. Sullivan.................................        46,568(10)       (4)
Mike Sloan.......................................       123,015(11)       (4)
Terry L. Caudill.................................       250,167(12)       (4)
William J. Paulos................................       159,405(13)       (4)
Glenn W. Schaeffer...............................        15,324(14)       (4)
All directors and executive
 officers as a group
 (12 persons)....................................     8,648,025(15)     10.0%

- --------
 (1) All of these shares are held by this individual and his wife under a community property trust pursuant to which he has sole voting and investment power.
 (2) All of these shares are held by Mr. Pennington under a revocable living trust pursuant to which he has sole voting and investment power.
 (3) Includes 750 shares owned by Mr. Coelho who has sole voting and investment power with respect thereto. Also includes 3,000 shares which Mr. Coelho is entitled to purchase pursuant to stock options acquired as a Formula Award which are immediately exercisable or will become exercisable within 60 days of the record date.
 (4) Less than 1%.
 (5) Includes 7,500 shares owned by Mr. Cashman who has sole voting and investment power with respect thereto. Also includes 8,250 shares which Mr. Cashman is entitled to purchase pursuant to stock options acquired as a Formula Award which are immediately exercisable or will become exercisable within 60 days of the record date.
 (6) Includes 33,600 shares owned by Mr. Turner who has sole voting and investment power with respect thereto. Also includes 300,000 shares which Mr. Turner is entitled to purchase pursuant to stock options which are immediately exercisable or will become exercisable within 60 days of the record date.
 (7) Includes 2,400 shares owned by Mr. Dodge who has sole voting and investment power with respect thereto. Also includes 24,000 shares which Mr. Dodge is entitled to purchase pursuant to stock options acquired as a Formula Award which are immediately exercisable or will become exercisable within 60 days of the record date.
 (8) Includes 21,500 shares owned by Mr. Smith who has sole voting and investment power with respect thereto. Also includes 8,250 shares Mr.
     Smith is entitled to purchase pursuant to stock options acquired
                                                 (footnotes continued on page 4)
    as a Formula Award which are immediately exercisable or will become exercisable within 60 days of the record date. During the fiscal year ended January 31, 1994, Mr. Smith failed to timely file one report on Form 4 relating to a purchase of shares of the Company's Common Stock which was subsequently reported on a timely filed Form 5.
 (9) Includes 9,600 shares owned by Mr. Smith who has sole voting and investment power with respect thereto. Also includes 50,250 shares which Mr. Smith is entitled to purchase pursuant to stock options acquired as a Formula Award which are immediately exercisable or will become exercisable within 60 days of the record date.
(10) Includes 1,568 shares held in trust for Mr. Sullivan pursuant to the Circus Circus Employees' Profit Sharing, Investment and Employee Stock Ownership Plan. Also includes 45,000 shares which Mr. Sullivan is entitled to purchase pursuant to stock options which are immediately exercisable or will become exercisable within 60 days of the record date.
(11) Includes 7,500 shares owned by Mr. Sloan who has sole voting and investment power with respect thereto. Also includes 115,515 shares which Mr. Sloan is entitled to purchase pursuant to stock options which are immediately exercisable or will become exercisable within 60 days of the record date.
(12) Includes 3,003 shares owned by Mr. Caudill who has sole voting and investment power with respect thereto. Also includes 247,164 shares which Mr. Caudill is entitled to purchase pursuant to stock options or stock purchase warrants which are immediately exercisable or will become exercisable within 60 days of the record date.
(13) Includes 900 shares owned by Mr. Paulos who has sole voting and investment power with respect thereto. Also includes 158,505 shares which Mr. Paulos is entitled to purchase pursuant to stock options which are immediately exercisable.
(14) All of these shares are owned of record by Mr. Schaeffer who has sole voting and investment power with respect thereto.
(15) Includes information for the individuals serving as directors and executive officers of the Company as of April 25, 1994. The number of shares beneficially owned by such group on such date includes 801,429 shares which may be acquired pursuant to stock options and warrants which are immediately exercisable or will become exercisable within 60 days of the record date.

                             ELECTION OF DIRECTORS

  In accordance with the Company's By-Laws, as amended, the Company's Board of Directors is divided into three (3) classes, with three (3) directors in each class. Each of the current Class I directors, other than Tony Coelho, was elected to his current term at the 1992 Annual Meeting of Stockholders, each of the current Class II directors was elected to his current term at the 1993 Annual Meeting of Stockholders and each of the current Class III directors, other than Kurt D. Sullivan, was elected to his current term at the 1991 Annual Meeting of Stockholders. Mr. Coelho was elected by the Board of Directors in November 1992 to fill a vacancy created by a resignation. Mr. Sullivan was elected by the Board of Directors in February 1994 to fill a newly-created directorship in Class III. Each individual elected by the Board of Directors to serve as a director was elected to serve for the balance of the then current term of the class to which such individual was elected. At the meeting, three
(3) Class III directors are to be elected, with each member to serve a three
(3) year term until the 1997 Annual Meeting of Stockholders and until his successor is elected and shall have qualified. The three nominees named below, all of whom are presently directors of the Company, are management's nominees for election as Class III directors and, except as indicated in the next paragraph, the proxies solicited by management will be voted for such nominees.

  Management has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of management, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of management become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for the election in his stead of such other person as management may recommend.

NOMINEES AND DIRECTORS

  Information with respect to each nominee and each of the Company's directors who will continue to serve in that capacity following the meeting is set forth in the following table:

                                                                      DIRECTOR
                        NOMINEE OR DIRECTOR                            SINCE
                        -------------------                           --------
CLASS I--DIRECTORS ELECTED TO SERVE UNTIL THE 1995 ANNUAL MEETING OF
STOCKHOLDERS:

William N. Pennington                                                   1974
  Mr. Pennington, 71, was President of the Company from 1979 until his retirement in August 1988. He joined the Company at its inception in 1974 and served as Secretary-Treasurer until he be-
  came President. Mr. Pennington is a member of the Executive and the Stock Option Committees of the Company's Board of Directors.
James Cashman III                                                       1991
  Mr. Cashman, 45, has been President of Cashman Equipment
  Company, Las Vegas, Nevada, since 1977 and was Vice President of Cashman Cadillac, Inc., Las Vegas, Nevada, from 1977 to
  1993. He is a director of Nevada Power Co. He is also a member of the Board of Trustees of the Nevada Development Authority.
  Mr. Cashman is a member of the Nominating and the Compensation and Related Benefits Committees of the Company's Board of Di-
  rectors.
Tony Coelho                                                             1993
  Mr. Coelho, 51, has been a Managing Director of Wertheim
  Schroder & Co. Incorporated, an investment banking firm, since
  1989. He also serves as President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc. From 1979 to
  1989, Mr. Coelho was a member of the U.S. House of
  Representatives from California and from 1986 to 1989 he served as House Majority Whip. He is a Director of ICF Kaiser
  International, Inc., Service Corporation International,
  Tanknology Environment, Inc., Specialty Retail Group, Inc. and
  Telecommunications, Inc. Mr. Coelho is a member of the
  Executive and the Compensation and Related Benefits Committees
  of the Company's Board of Directors.

CLASS II--DIRECTORS ELECTED TO SERVE UNTIL THE 1996 ANNUAL MEETING OF
STOCKHOLDERS:

Clyde T. Turner                                                         1993
  Mr. Turner, 56, has been President of the Company since February
  19, 1993 and Chief Executive Officer of the Company since
  February 24, 1994. He also served as the Company's Chief Finan-
  cial Officer from February 19, 1993 until March 22, 1994. Mr.
  Turner is also a member of the Executive Committee of the
  Company's Board of Directors. Prior to joining the Company,
  Mr. Turner was Executive Vice President, Chief Financial Officer
  and Treasurer of Mirage Resorts Incorporated (formerly Golden
  Nugget, Inc.) from March 1979 to October 1992. Previously, he was a founding and Managing Partner and Director of Nevada's first state-wide accounting firm from December 1966 through
  February 1979 specializing in construction, banking and
  governmental clients and was concurrently a member of the Nevada
  Gaming Commission from 1970 to 1973, authoring a major revision to the Commission's regulations governing the internal controls and procedures of casinos. He also serves as a Director and
  First Vice President of the Boys and Girls Club of Las Vegas
  Foundation.


                                                                      DIRECTOR
                       NOMINEE OR DIRECTOR                              SINCE
                       -------------------                            --------
Carl F. Dodge                                                           1989
  Mr. Dodge, 78, has been the owner-operator of Dodge Bros., Inc., which conducts a 1,400-acre agricultural operation, since 1947.
  Mr. Dodge, who served in the Nevada State Senate for 22 years, is a past Chairman of the Nevada Gaming Commission and of the
  Nevada Ethics Commission. Mr. Dodge is a member of the Audit and the Nominating Committees of the Company's Board of
  Directors.
Fred W. Smith                                                           1991
  Mr. Smith, 60, has been President and Chief Executive Officer of Donrey Media Group since June 22, 1990 and has been an
  officer of such Company since 1966. Prior thereto, Mr. Smith was a Vice President and General Manager of the Las Vegas Review
  Journal. He is a member of the Board of Trustees of the Nevada
  Development Authority. Mr. Smith is a member of the Audit and the Compensation and Related Benefits Committees of the
  Company's Board of Directors.

CLASS III--NOMINEES FOR ELECTION TO SERVE UNTIL THE 1997 ANNUAL MEETING
OF STOCKHOLDERS:

William G. Bennett                                                      1974
  Mr. Bennett, 69, has been Chairman of the Board of the Company since 1979 and until February 24, 1994 he served as the
  Company's Chief Executive Officer. He is also a member of the
  Executive, the Nominating and the Stock Option Committees of
  the Company's Board of Directors. Mr. Bennett has been with the
  Company since its inception in 1974 and was its President from
  1974 until he became Chairman of the Board.
Arthur M. Smith, Jr.                                                    1983
  Mr. Smith, 72, was Chairman of the Board of First Interstate
  Bank of Nevada for more than five years prior to his retirement in 1984 and was associated with such bank for more than 40 years. He is a director of Nevada Power Co. He is also a former director of Holiday Inns, Inc. Mr. Smith is a member of the
  Audit and the Stock Option Committees of the Company's Board of
  Directors.
Kurt D. Sullivan                                                        1994
  Mr. Sullivan, 42, has been an Executive Vice President and Chief
  Op-erating Officer of the Company and a member of the Board of
  Directors since February 24, 1994. Since joining the Company more than 15 years ago, Mr. Sullivan has held a number of posi-
  tions including those of casino shift manager, casino manager and general manager at Circus Circus--Reno and general manager of Circus Circus--Las Vegas over the period from November 1987 to November 1993. Most recently, Mr. Sullivan had responsibility for overseeing the operational aspects of the Company's properties, a position he held from November 1993 until he assumed his present positions.

EXECUTIVE OFFICERS OTHER THAN NOMINEES AND DIRECTORS

  Daniel N. Copp, 49, has been an Executive Vice President and Chief Financial Officer of the Company since March 22, 1994. Mr. Copp was a financial communications consultant from September 1992 until he joined the Company. From 1978 until September 1992 he was employed by Federal Express Corporation in various finance and communications capacities, including the positions of Vice President-Corporate Communications from 1983 to 1986, Vice President-Finance from 1986 to 1989 and Managing Director-Public Relations from 1989 to September 1992.

  Terry L. Caudill, 46, has been a Vice President of the Company, Controller and Chief Accounting Officer since September 1984 and Treasurer of the Company since February 1993. He joined the Company in July 1983 as Chief Internal Auditor. Mr. Caudill is a certified public accountant, and prior to joining the Company was with the certified public accounting firm of Fox & Company.

  Mike Sloan, 49, has been a Vice President of the Company since June 1985 when he joined the Company and has been Secretary and General Counsel of the Company since December 1985. Prior to joining the Company, Mr. Sloan was engaged in the private practice of law in Las Vegas, Nevada, and served two terms in the Nevada State Senate. Mr. Sloan is a past president of the International Association of Gaming Attorneys and past chairman of the Gaming Law Committee of the General Practice Section of the American Bar Association.

                            MANAGEMENT REMUNERATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's four other most highly compensated officers determined as of January 31, 1994 and one former executive officer of the Company who resigned from his position as an executive officer in February 1993 (hereinafter referred to as the named executive officers) for the fiscal years ended January 31, 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                -------------------------------
                                    ANNUAL COMPENSATION                AWARDS         PAYOUTS
                              --------------------------------- -------------------- ----------
          (A)            (B)     (C)        (D)        (E)         (F)        (G)       (H)         (I)
                                                                RESTRICTED
        NAME AND                                   OTHER ANNUAL   STOCK    OPTIONS/              ALL OTHER
       PRINCIPAL                                   COMPENSATION  AWARD(S)   SARS(#)     LTIP    COMPENSATION
        POSITION         YEAR SALARY($)   BONUS($)  ($) (1)(2)     ($)        (3)    PAYOUTS($)  ($)(1)(4)
       ---------         ---- ---------   -------- ------------ ---------- --------- ---------- ------------
William G. Bennett(5)    1994  366,667          0        0           0             0      0             0
 Chairman of the Board   1993  950,000     48,736        0           0             0      0             0
 and Chief Executive     1992  672,917    206,165                    0             0      0
 Officer
Clyde T. Turner(6)       1994  755,311          0        0           0       600,000      0        39,101
 President and Chief     1993       --         --       --          --            --     --            --
 Financial Officer       1992       --         --       --          --            --     --
William J. Paulos(7)     1994  183,334    347,301        0           0       300,000      0        17,672
 Senior Vice President   1993  100,000    342,568        0           0       180,000      0             0
                         1992  100,000    346,640                    0             0      0
Mike Sloan               1994   60,000    445,118        0           0             0      0        25,429
 Vice President and      1993   60,000    439,992        0           0       150,000      0        24,653
 General Counsel         1992   60,000    432,543                    0        90,000      0
Terry L. Caudill         1994   50,000    228,758        0           0             0      0        10,173
 Vice President and      1993   50,000    227,240        0           0        90,000      0        11,101
 Chief                   1992   50,000    224,405                    0             0      0
 Accounting Officer
Glenn W. Schaeffer(8)    1994  376,667(9)       0        0           0             0      0         4,379
 Former President and    1993  800,000     48,736        0           0     1,050,000      0        24,786
 Chief Financial Officer 1992  437,500    272,524                    0       150,000      0

- --------
(1) Information for the fiscal year ended January 31, 1992 has been omitted in accordance with applicable regulations of the Securities and Exchange Commission.
(2) During the year ended January 31, 1994, certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in columns (c), (d) and (e), the dollar value of which did not exceed the lesser of $50,000, or 10% of the total of annual salary and bonus reported for such individual in columns (c) and (d).
(3) Options to purchase shares of Common Stock, adjusted to reflect a three-for-two stock split effective July 9, 1993.
(4) Of the amounts included for the fiscal year ended January 31, 1994, $34,200, $11,010, $15,738, $6,943 and $4,379 represent insurance premiums paid by the Company with respect to life insurance for the benefit of Messrs. Turner, Paulos, Sloan, Caudill and Schaeffer, respectively, and the remaining balance for each such individual represents disability insurance premiums paid on his behalf.
(5) Mr. Bennett, who served as Chairman of the Board and Chief Executive Officer of the Company for the entire fiscal year ended January 31, 1994, resigned his position as Chief Executive Officer effective February 24, 1994 but continues in his capacity as Chairman of the Board.

(6) Mr. Turner, the Company's President, joined the Company on February 19, 1993, and on that date was elected to the positions of President and Chief Financial Officer of the Company. On February 24, 1994, Mr. Turner assumed the position as Chief Executive Officer of the Company and on March 22, 1994 he relinquished the position of Chief Financial Officer.
(7) Mr. Paulos held the position of Senior Vice President from March 29, 1993. Prior to his election as an officer of the Company, he was employed by the Company in various capacities. Mr. Paulos terminated his employment with the Company as of the end of the fiscal year ended January 31, 1994.
(8) Mr. Schaeffer served as President and Chief Financial Officer of the Company until his resignation from such positions on February 19, 1993. From such date until September 13, 1993, when he terminated his employment with the Company, Mr. Schaeffer was employed by the Company as a consultant.
(9) Includes $30,000 received in his capacity as President and Chief Financial Officer and $346,667 received during the period he was employed as a consultant.

OPTIONS GRANTED IN THE LAST FISCAL YEAR

  The following table provides information related to options to purchase the Company's Common Stock granted to the named executive officers during the fiscal year ended January 31, 1994 and the number and value of such options held as of the end of such fiscal year. The Company has never granted any stock appreciation rights.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                           ANNUAL RATES
                                                                          OF STOCK PRICE
                                                                         APPRECIATION FOR
                        INDIVIDUAL GRANTS(1)                              OPTION TERM(2)
- ---------------------------------------------------------------------- --------------------- ---
          (A)               (B)           (C)        (D)       (E)        (F)        (G)
                                       % OF TOTAL
                          OPTIONS/    OPTIONS/SARS EXERCISE
                            SARS       GRANTED TO  OR BASE
                         GRANTED(3)   EMPLOYEES IN PRICE(4) EXPIRATION
          NAME              (#)       FISCAL YEAR   ($/SH)   DATE(5)     5% ($)    10% ($)
          ----           ----------   ------------ -------- ---------- ---------- ----------
William G. Bennett......        0          N/A        N/A        N/A          N/A        N/A
Clyde T. Turner.........  600,000         58.4      32.00    3/29/03   11,704,144 30,003,413
William J. Paulos.......  300,000(6)      29.2      32.00    3/29/03    5,852,072 15,001,707
Mike Sloan..............        0          N/A        N/A        N/A          N/A        N/A
Terry L. Caudill........        0          N/A        N/A        N/A          N/A        N/A
Glenn W. Schaeffer......        0          N/A        N/A        N/A          N/A        N/A

- --------
(1) None of the grants awarded during the fiscal year ended January 31, 1994 to the individuals named in this table included warrants.
(2) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation in the value of the Company's Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.
(3) Each option became exercisable as to 50% of the shares on December 30, 1993 and becomes exercisable as to the balance of the shares on December 30, 1994.
(4) The exercise price per share is the fair market value (calculated at the last reported sale price on the Composite Tape for New York Stock Exchange Listed Companies) of a share of the Company's Common Stock on the date of grant. Options may be exercised with cash, other shares of the Company's Common Stock or a combination of cash and such shares at the discretion of the committee which administers the Company's stock option plans.
(5) Options are subject to termination prior to their stated expiration dates in certain instances relating to termination of employment.
(6) Of these options, 50% terminated in accordance with their terms upon Mr. Paulos' resignation as Senior Vice President of the Company as of the end of the fiscal year and the balance will terminate on May 2, 1994, unless previously exercised.

OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR

  The following table provides information related to options and warrants to purchase the Company's Common Stock exercised by the named executive officers during the fiscal year ended January 31, 1994 and the number and value of such options and warrants held as of the end of such fiscal year. All of the warrants reflected in the following table were issued in 1989, each at a purchase price equal to $.16 2/3 times the number of shares subject thereto and at an exercise price of $14.33 1/3 (representing an exercise price of $.66 2/3 per share above the fair market value of the Company's Common Stock on the date the issuance of the warrants was authorized). Each warrant was issued for a term of seven years and first became exercisable (i) as to 50% of the shares subject thereto, at the beginning of the third year of such term, and (ii) as to the remaining 50% of such shares, at the beginning of the fourth year of such term. The Company does not have any outstanding stock appreciation rights.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

          (A)                  (B)               (C)                     (D)                         (E)
                                                                                            VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                                                                OPTIONS AT YEAR END #     AT FISCAL YEAR END($)(2)
                         SHARES ACQUIRED                      --------------------------- ---------------------------
          NAME           ON EXERCISE(#)  VALUE REALIZED($)(1) EXERCISABLE  UNEXERCISEABLE EXERCISABLE   UNEXERCISABLE
          ----           --------------- -------------------- -----------  -------------- -----------   -------------
William G. Bennett......         0               N/A                  0             0            N/A            N/A
Clyde T. Turner.........         0               N/A            300,000       300,000      1,500,000      1,500,000
William J. Paulos.......         0               N/A            158,505       330,000        964,751      1,369,800
Mike Sloan..............         0               N/A            107,010       192,525      1,742,003      1,073,756
Terry L. Caudill........         0               N/A            217,164(3)     90,000      5,039,030(3)     310,000
Glenn W. Schaeffer......         0               N/A                  0             0              0              0

- --------
(1) Represents, with respect to each share purchased, the market value of such share on the date of purchase (based on the average of the reported high and low sale prices for the Common Stock on the New York Stock Exchange on the date of exercise), less the exercise price paid for such share (and, in the case of a stock purchase warrant, less the purchase price paid for such warrant).
(2) Represents, with respect to each share, the closing price for the Common Stock on the New York Stock Exchange on January 31, 1994, less the exercise price payable for such share (and, in the case of a stock purchase warrant, less the purchase price paid for such warrant).
(3) Includes 150,000 shares which may be acquired upon the exercise of warrants having a value at fiscal year end (as described in Note 2) of $3,375,000.

COMPENSATION OF DIRECTORS

  The directors of the Company who are not otherwise employees of the Company receive compensation for their services as follows: (i) $20,000 per year; (ii) $1,000 for each meeting of the Board of Directors attended; (iii) $500 (or $750 in the case of the committee chairman) for each meeting of a committee of the Board attended on the same date as a Board meeting; and (iv) $1,000 ($1,500 in the case of the committee chairman) for each meeting of a committee of the Board attended on a date when there is no Board meeting. All of the Company's directors are entitled to reimbursement of the out-of-pocket expenses incurred in attending Board and committee meetings.

  Pursuant to the Company's 1991 Stock Incentive Plan (the "1991 Plan"), each director of the Company who is not an employee of the Company and has not previously been an employee of the Company is entitled to receive annually on the date of each annual meeting of stockholders during the term of the 1991 Plan following which he continued to serve as a director of the Company, as a Formula Award, an option to purchase 7,500 shares of the Company's Common Stock. Pursuant to the terms of the 1991 Plan, the original Formula Awards granted in 1992 were multiplied times the number of years the optionee had served as a director, resulting in original grants as follows: Arthur M. Smith, Jr.--67,500; Carl F. Dodge--30,000; and James Cashman III and Fred W. Smith-- 7,500 each. The exercise price per share for each option granted as a Formula Award is the average of the Fair Market Values (as defined) for the fifth (5th) through the ninth (9th) "business days" following the date of grant. For purposes of the preceding sentence, "Fair Market Value" is defined in the 1991 Plan as the mean of the high and low per share trading prices for the Common Stock as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions. A Formula Award becomes exercisable when, and only if, the optionee continues to serve as a Director until the first annual meeting of the Company's stockholders held following the year in which the award is granted. Unless forfeited in accordance with the terms of the 1991 Plan, a Formula Award becomes exercisable as to 40% of the shares subject thereto after one year, as to 70% of the shares subject thereto after two years, and as to 100% of the shares subject thereto after three years and, unless earlier exercised or forfeited, remains exercisable for a period of ten years from the date of the grant.

AGREEMENT RELATING TO RESIGNATION OF OFFICER

  On February 19, 1993, in connection with the resignation of Glenn W. Schaeffer as President, Chief Financial Officer and as a member of the Board of Directors of the Company, Mr. Schaeffer and the Company entered into an agreement (the "Agreement") relating to Mr. Schaeffer's continued employment as a consultant to provide consultation concerning the Company's current construction projects and such other matters as might be requested by the Board of Directors or the Chairman of the Board. The Agreement also prohibited Mr. Schaeffer from competing with the Company, directly or indirectly, while the Agreement continued in effect. Pursuant to its terms, the Agreement was terminated by Mr. Schaeffer effective September 13, 1993. During the period the Agreement continued in effect, Mr. Schaeffer was compensated by the Company in the aggregate amount of $346,667, representing compensation during such period of $50,000 per month. The Agreement also provided for Mr. Schaeffer's continued receipt of certain health and medical benefits and insurance coverage during the period the Agreement was in effect at a cost to the Company of approximately $320 per month.

      REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE
                                  COMPENSATION

INTRODUCTION

  The Company's policies and procedures relating to the compensation of the Company's executive officers are determined by the Compensation and Related Benefits Committee (the "Compensation Committee") established by the Board of Directors, and executive compensation other than awards made pursuant to the Company's stock option, stock incentive and stock purchase warrant plans (collectively the "Plans") is determined by the Compensation Committee. Issuances of stock options or other awards pursuant to the Plans is the responsibility of the Stock Option Committee (the "Option Committee"), also established by the Board of Directors, which makes such awards in accordance with the respective terms and conditions of the Plans. Each member of the Option Committee is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The current members of the Compensation Committee are James Cashman III, Chairman, Tony Coelho and Fred W. Smith. Arthur M. Smith, Jr. and Carl F. Dodge also served on the Compensation Committee until June 17, 1993. The current members of the Option Committee are William G. Bennett, Chairman, William N. Pennington and Arthur M. Smith, Jr. James Cashman III and Carl F. Dodge also served on the Option Committee until June 17, 1993. The only person who served on the Compensation Committee or the Option Committee during the year ended January 31, 1994 and participated in deliberations concerning executive compensation while also serving as an officer or employee of the Company was William G. Bennett, Chairman of the Board and, until February 24, 1994, the Company's Chief Executive Officer. William N. Pennington was an officer of the Company until his retirement in 1988.

COMPENSATION POLICIES

  The Company's current policies with respect to executive compensation are as follows:

  1. To establish compensation programs designed to attract and retain highly-qualified executives.

  2. To provide motivation to the Company's executives through compensation that is correlated to the performance of the individual and to the performance of the Company.

  3. To compensate executives in a manner that rewards both current performance and longer-term performance.

  4. To provide executives with a financial interest in the success of the Company similar to the interests of the Company's stockholders.

  Consistent with the aforementioned policies, the Company's compensation of its executive officers currently involves a combination of salary and bonuses to reward short-term performance and grants of awards under the Plans which are intended to encourage and reward longer-term performance. During the fiscal year ended January 31, 1994, the only awards made pursuant to the Plans were stock options, although the Option Committee may, under the terms of the Company's 1991 Stock Incentive Plan, include in future awards grants of restricted stock or performance shares in combination with or in addition to stock options.

  The base salaries of the Company's executive officers, other than the Company's Chief Executive Officer (discussed below) and the President and Chief Financial Officer, were fixed by the Compensation Committee for fiscal 1994, without reference to any specific criteria, at levels intended to make such officers dependent for the principal portion of their compensation on bonuses earned over the year. The President and Chief Financial Officer's salary was established by negotiation at a level which the Compensation Committee determined without reference to any specific criteria was reasonable.

  Bonus awards are paid quarterly from a bonus pool to which the Company allocates an amount for each of its properties equal to a predetermined percentage of the amount by which such property's operating income for the period exceeds a predetermined base amount. No other specific measure of corporate performance is considered in determining the amount allocated to the bonus pool. The aforementioned percentages and base amounts of operating income are generally established prior to the applicable period, but are subject to adjustment from time-to-time in such manner as the Compensation Committee determines in its discretion to reflect market conditions and other factors determined to have impacted the Company's performance. The allocation of bonus payments among the Company's executives is determined based on the Compensation Committee's subjective evaluation of their respective levels of supervisory or management responsibilities and individual performances.

  The Option Committee's awards under the Plans (which consisted solely of stock options in fiscal 1994) are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company's success through the opportunity to acquire an increased stock ownership in the Company and to benefit from appreciation in the value of the Company's stock. Awards made pursuant to the Plans are based on the Option Committee's subjective evaluation of the respective levels of supervisory or management responsibilities of potential recipients of awards and their potential contribution to the Company's long-term success. In arriving at its decisions, the Option Committee considers, among other factors, the respective numbers and terms of the options already held by the executive officers. The Company's past performance was not a factor in the Option Committee's awards of stock options during fiscal 1994. The practice of the Option Committee has been to issue all stock options at exercise prices equal to the market value of the Company's Common Stock on the date of the grant (the minimum price permitted by each of the Plans), thus linking the value of such options to the subsequent performance of the Company's Common Stock and thereby giving the holders of the options an interest in the Company's performance similar to that of its stockholders.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION FOR TAX PURPOSES--COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants and the bonuses described above) in a manner that complies with the new statute.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  During the fiscal year ended January 31, 1994, the salary of William G. Bennett, who served as the Company's Chief Executive Officer for the entire year, was established at $800,000, consistent with his expressed desire that the salary not exceed that amount. Although the Compensation Committee's subjective determination was that Mr. Bennett's value to the Company exceeded the level of the established salary, his compensation did not include any bonus consistent with his desire that his compensation be limited to the aforementioned salary. During the year, the salary actually paid to Mr. Bennett was $366,667, reflecting his decision to forego the balance of the established amount.

       COMPENSATION AND                                   STOCK OPTION
     RELATED BENEFITS COMMITTEE                             COMMITTEE
   James Cashman III, Chairman                       W. G. Bennett, Chairman
   Tony Coelho                                       W. N. Pennington
   Fred W. Smith                                     Arthur M. Smith, Jr.
   Arthur M. Smith, Jr.                              James Cashman III
   Carl F. Dodge                                     Carl F. Dodge

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee are James Cashman III, Chairman, Tony Coelho and Fred W. Smith. Arthur M. Smith, Jr. and Carl F. Dodge also served on the Compensation Committee until June 17, 1993. The current members of the Option Committee are William G. Bennett, Chairman,

William N. Pennington and Arthur M. Smith, Jr. James Cashman III and Carl F. Dodge also served on the Option Committee until June 17, 1993. None of the aforementioned members of the Compensation Committee or Option Committee, other than Messrs. Bennett and Pennington, is an officer or other employee, or former officer, of the Company or any subsidiary of the Company. William G. Bennett, who served as the Company's Chief Executive Officer until February 24, 1994, and William N. Pennington, a former President of the Company, each is a founder of the Company and either currently or formerly held other offices with the Company and various subsidiaries of the Company.

  During the fiscal year ended January 31, 1994, Silver State Aviation, Inc. ("SSA") provided maintenance services for the Company's aircraft. For such services, the Company paid SSA $6,280. During such period, SSA also rented aircraft to the Company for which the Company paid SSA an additional $338,653. SSA is wholly-owned by William G. Bennett.

  During the fiscal year ended January 31, 1994, Wertheim Schroder & Co. Incorporated participated as an underwriter in the Company's public offering of $300,000,000 principal amount of subordinated debt. Tony Coelho, a director of the Company, is a managing director of Wertheim Schroder & Co. Incorporated.

  Effective January 1, 1994, the Company and Scores, Inc. entered into an agreement pursuant to which Scores, Inc. subleases 50% of the aircraft hangar space leased by the Company from an unaffiliated third party and for which the Company is obligated to pay rent at a monthly base rate of $8,894 in 1994, $9,339 in 1995 and $9,806 in 1996 plus allocable utility costs. The agreement, which is for a term of three years, requires Scores, Inc. to pay the Company rent at the rate of $5,000 per month. Fred W. Smith, a director of the Company, holds a one-third ownership interest in Scores, Inc.

  These transactions with SSA, Wertheim Schroder & Co. Incorporated and Scores, Inc. were reviewed and approved by the Audit Committee of the Company's Board of Directors, with Fred. W. Smith, a member of the Audit Committee, abstaining with respect to the vote regarding the Scores, Inc. transaction.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

  The graph below compares the cumulative total return (assuming reinvestment of dividends) from January 31, 1989 to January 31, 1994, on the Company's Common Stock with (i) the Standard & Poor's 500 Stock Index and (ii) an industry peer group which is comprised of the following publicly-traded gaming companies: Aztar Corporation, Caesars World, Elsinore Corp., Mirage Resorts, Incorporated, Sahara Resorts, Sands Regent and Showboat Inc. The graph assumes an investment of $100 on January 31, 1989 in each of the Company's Common Stock, the stocks comprising the Standard & Poor's 500 Stock Index and the stocks of the companies comprising the aforementioned peer group.

  The historical stock price performance of the Company's Common Stock shown on the graph below is not necessarily indicative of future price performance.

  The graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                            [GRAPH APPEARS HERE]

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
           AMONG CIRCUS CIRCUS, S&P 500 INDEX AND PEER GROUP INDEX

Measurement period              Circus       S&P 500     Peer Group
(Fiscal Year Covered)           Circus        Index         Index
- ---------------------           ------       -------     ----------
Measurement PT -
01/31/89                         $100          $100         $100

FYE 01/31/90                     $143          $114         $ 88
FYE 01/31/91                     $168          $124         $ 64
FYE 01/31/92                     $236          $152         $109
FYE 01/31/93                     $342          $168         $152
FYE 01/31/94                     $346          $190         $198

                              CERTAIN TRANSACTIONS

  For information concerning transactions with a corporation wholly-owned by William G. Bennett, a firm of which Tony Coelho is the managing director and a corporation of which Fred W. Smith is a one-third owner, see "Compensation Committee Interlocks and Insider Participation".

          INFORMATION CONCERNING COMMITTEES OF THE BOARD OF DIRECTORS

  Among the committees created by the Company's Board of Directors is an Audit Committee, a Compensation and Related Benefits Committee (the "Compensation Committee"), a Stock Option Committee and a Nominating Committee.

  Presently, the members of the Audit Committee are Arthur M. Smith, Jr., Fred
W. Smith and Carl F. Dodge. The Audit Committee held six (6) meetings during the year ended January 31, 1994. The Audit

Committee reports periodically to the Board of Directors concerning the functions of the committee. The functions of the Audit Committee include (i) reviewing and making recommendations to the Board of Directors with respect to the engagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year; (ii) instructing the certified public accountants to expand the scope and extent of the annual audits of the Company into areas of any concern to the Audit Committee, and, at its discretion, directing other special investigations to insure the objectivity of the financial reporting of the Company; (iii) reviewing the reports submitted by the certified public accountants and reporting thereon to the Board of Directors with such recommendations as the Audit Committee may deem appropriate; (iv) meeting with such officers and department managers of the Company as the Audit Committee deems necessary in order to determine the adequacy of the Company's accounting principles and financial and operating policies, controls and practices, its public financial reporting policies and practices, and the results of the Company's annual audit; (v) meeting periodically with members of the Company's internal audit department and reviewing reports of such department; (vi) conducting inquiries into any of the foregoing, the underlying and related facts, including such matters as the conduct of the Company's personnel, the integrity of the Company's records, the adequacy of the procedures and the legal and financial consequences of such facts; and (vii) retaining and deploying such professional assistance, including outside counsel and auditors, as the Audit Committee deems necessary or appropriate, in connection with the exercise of its powers.

  Presently, the members of the Compensation Committee are James Cashman III, Tony Coelho and Fred Smith. The Compensation Committee held two (2) meetings during the year ended January 31, 1994. The Compensation Committee reports periodically to the Board of Directors concerning the functions of the committee. The Compensation Committee's functions include (i) reviewing on a periodic basis the compensation of the Company's officers other than awards pursuant to the Company's stock option, stock incentive and stock purchase warrant plans; (ii) recommending to the Board of Directors appropriate levels of compensation, including retirement, medical and incentive programs, for the Company's officers; and (iii) retaining such professional consultants or other assistance as the committee deems necessary or appropriate in connection with the performance of its duties.

  Presently, the members of the Stock Option Committee are William G. Bennett, William N. Pennington and Arthur M. Smith, Jr. The Stock Option Committee held one (1) meeting during the fiscal year ended January 31, 1994. The Stock Option Committee's function is to administer the Company's stock option, stock incentive and stock purchase warrant plans (collectively the "Plans"), including the issuance of stock options or other awards pursuant to the Plans.

  Presently, the members of the Nominating Committee are William G. Bennett, Carl F. Dodge and James Cashman III. The Nominating Committee held one (1) meeting during the fiscal year ended January 31, 1994. The Nominating Committee's function is to evaluate and present to the Board of Directors for its consideration candidates to fill positions on the Board of Directors. The Nominating Committee will consider individuals recommended by stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Committee's consideration may write Mike Sloan, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

  The Board of Directors held a total of seven (7) meetings during the fiscal year ended January 31, 1994. During such fiscal year, each director attended over 75% of the meetings of the Board and the committees of the Board on which he served that were held during the periods he served.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Arthur Andersen & Co. as Independent Auditors for the current fiscal year. Although not required by law or otherwise, the selection is being submitted to the stockholders of the Company as a matter of corporate policy for their approval. Arthur Andersen & Co., an international firm of certified public accountants, has audited the financial statements of the Company since 1980.

  It is anticipated that a representative of Arthur Andersen & Co. will be present at the meeting and, if present, such representative will be given the opportunity to make a statement if he desires to do so. It is also anticipated that such representative will be available to respond to appropriate questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices by not later than January 2, 1995 to be considered for inclusion in management's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

  As of the date hereof, management does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxies to vote the shares represented thereby in accordance with their best judgment on such matters.

  The expenses of soliciting proxies in the form included with this proxy statement and the cost of preparing, assembling and mailing material in connection with such solicitation of proxies will be borne by the Company. In addition to the use of the mail, the Company's directors, executive officers and employees may solicit proxies personally or by telephone or telegraph. Also, the Company has retained the firm of Hill and Knowlton, Inc. to solicit proxies at an estimated cost of $6,500 plus out-of-pocket expenses. The Company may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to the beneficial owners of shares.

  A form of proxy is enclosed for your use. Please date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

                                        By Order of the Board of Directors,

                                        /s/ William G. Bennett
                                        William G. Bennett
                                        Chairman of the Board

Las Vegas, Nevada
May 2, 1994

                       CIRCUS CIRCUS ENTERPRISES, INC.
     Proxy Solicited on Behalf of the Board of Directors of the Company.


          The undersigned, a stockholder of Circus Circus Enterprises, Inc.
P (the "Company"), a Nevada corporation, hereby appoints Clyde T. Turner and Mike Sloan, and each of them, as the true and lawful attorneys and
R proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the
O undersigned at the Annual Meeting of Stockholders of the Company to be held in the Banquet Room at Excalibur Hotel and Casino, 3850 Las Vegas
X Boulevard South, Las Vegas, Nevada, on Tuesday June 21, 1994 at 10:00 A.M., PDT, or at any adjournment or adjournments thereof, with respect to
Y all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

                                                  (Change of address--Comments)
     The election of three Class III
     Directors to serve until their               -----------------------------
     respective successors are
     elected and shall qualify.                   -----------------------------

                                                  -----------------------------

     Nominees:                                    -----------------------------


     Class III  William G. Bennett,
                Arthur M. Smith, Jr.
                and Kurt D. Sullivan



     This proxy will be voted as specified on the reverse side. If no specification is made, this proxy will be voted FOR all nominees for director named above and FOR ratification of the appointment of Arthur Andersen & Co.
                                                               -------------
                                                                SEE REVERSE
                                                                    SIDE
                                                               -------------

          Please mark your       ++++                              +
     [X]  votes as in this       +                                 +   1834
          example.               +                                 ++++++


     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all nominees listed on the reverse side and FOR Proposal 2.

- --------------------------------------------------------------------------------
         The Board of Directors recommends a vote FOR all nominees
               listed on the reverse side and FOR Proposal 2.
- --------------------------------------------------------------------------------

                               FOR         WITHHELD
1.   Election of
     Directors                 [_]            [_]
     (see reverse
     side).

FOR, except vote withheld from the following nominee(s):

  -----------------------------------------------------

                                                    FOR     AGAINST    ABSTAIN
2.   Ratification of the appointment of
     Arthur Andersen & Co. as independent           [_]       [_]        [_]
     auditors to examine and report on the
     Company's financial statements for the
     fiscal year ending January 31, 1995.

3. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.

- --------------------------------------------------------------------------------

                                                           Change of
                                                      [_]  Address/Comments
                                                           on reverse side

                                        If more than one of the proxies listed
                                     on the reverse side shall be present at
                                     the meeting or any adjournment thereof,
                                     the majority of said proxies so present
                                     and voting shall exercise all of the
                                     powers conferred hereby.
                                        The undersigned hereby revokes any
                                     proxy heretofore given to vote upon or
                                     act with respect to such shares and
                                     hereby ratifies and confirms all that the proxies listed on the reverse side, or any of them, may lawfully do by virtue hereof.


SIGNATURE(S)_______________________________________________  DATE ___________

Please date this proxy and sign your name as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, give title as such.